                                                                    Exhibit 99.1

CompUSA Inc.
The Computer Superstore
Corporate Headquarters
14951 North Dallas Parkway
Dallas, Texas 75240
www.compusa.com

                                                                    NEWS RELEASE
                                                                    ------------
FOR IMMEDIATE RELEASE
---------------------

                       CompUSA TO PURCHASE COMPUTER CITY
                       ---------------------------------
                            FROM TANDY CORPORATION
                            ----------------------

DALLAS/FORTH WORTH, June 22_CompUSA Inc. (NYSE:CPU) and Tandy Corporation (NYSE:TAN) today jointly announced that the Companies have signed a definitive agreement for the purchase of Tandy's Computer City subsidiary by CompUSA. The purchase price is approximately $275 million, payable in a note and cash. The sale is subject to regulatory approval, normal due diligence and other conditions, and is anticipated to be completed within 90 days.

     This news release contains forward-looking statements about the business, financial condition, and prospects of the Companies, which statements involve risks and uncertainties including, but not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory and trade environment, real estate market fluctuations and other risks indicated in the Companies' Securities and Exchange Commission filings and reports. In many cases the Companies


                                                        /cont..........
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CompUSA TO BUY COMPUTER CITY/page 2
-----------------------------------


cannot predict the risks and uncertainties that could cause their actual results to differ materially from those indicated by the forward-looking statements.

                                     -30-

COMPUSA CONTACTS:         TANDY CONTACTS:
------------------------  ------------------------------
INVESTOR RELATIONS:       INVESTOR RELATIONS:
James E. Skinner          Martin O. Moad
E.V.P. & CFO              Tandy V.P./Investor Relations
(972) 982-4000            (817) 415-3730

J. Robert Gary            MEDIA:
CompUSA V.P./Finance      Lou Ann Blaylock
(972) 982-4000            Tandy V.P./Corporate Relations
                          (817) 415-4955
Stacie Shirley
CompUSA Dir./Investor
Relations
(972) 982-5323

MEDIA:
Carol Elfstrom
CompUSA Dir./Corporate
 Communications
(972) 982-4181
